SCHEDULE 14A (Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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KVH Industries, Inc.

Notice of Annual Meeting of Stockholders
to be held on May 28, 2003

and

Proxy Statement

IMPORTANT

Please mark, sign, and date your proxy
and promptly return it in the enclosed envelope or
vote your proxy over the Internet or by telephone.

KVH Industries, Inc.
50 Enterprise Center
Middletown, RI 02842

April 28, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of KVH Industries, Inc. Our meeting will be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, 13th Floor, Boston, Massachusetts, 02210, on Wednesday, May 28, 2003, beginning at 11:00 a.m. local time.

At this year’s Annual Meeting, stockholders will be asked to elect two directors; to vote to approve the KVH Industries, Inc., 2003 Incentive and Nonqualified Stock Option Plan, under which an aggregate of 1,000,000 shares of our common stock will be made available for option grants; and to vote upon any other matters appropriate to the meeting. Additional information about the Annual Meeting is given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone, or by mailing a completed proxy card. Voting your proxy will ensure your representation at the Annual Meeting.

I urge you to carefully review the proxy materials and to vote for the proposals as described in the proxy statement.

Thank you for your cooperation, continued support, and interest in KVH Industries, Inc. I hope to see you at the Annual Meeting.

Sincerely, Martin Kits van Heyningen President & Chief Executive Officer

KVH Industries, Inc.
Notice of Annual Meeting of Stockholders
to be held May 28, 2003

The 2003 Annual Meeting of Stockholders of KVH Industries, Inc. will be held on Wednesday, May 28, 2003 at 11:00 a.m. at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, 13th Floor, Boston, Massachusetts, 02210, to conduct the following items of business:

1.	To elect two directors to serve for a three-year term or until their successors have been elected;

2.	To vote to approve the KVH Industries, Inc. 2003 Incentive and Nonqualified Stock Option Plan, under which an aggregate of 1,000,000 shares of our common stock will be made available for option grants; and

3.	To transact any other business appropriate to the meeting.

Stockholders, who owned shares of our stock at the close of business on Monday, March 31, 2003, are entitled to attend and vote at the meeting. A list of stockholders entitled to vote at the annual meeting will be available at our headquarters in Middletown, Rhode Island, during normal business hours for 10 days prior to the annual meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

Whether or not you plan to attend the meeting, please complete, date, sign, and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. To make your voting experience easier, KVH has made arrangements with its transfer agent to allow you to vote your proxy over the Internet or by telephone. Should you choose to vote either by the Internet or by telephone, you are not required to complete and mail the enclosed proxy card. For specific instructions, please refer to the information provided with your proxy card.

By Order of the Board of Directors,

Robert W.B. Kits van Heyningen
Secretary

Middletown, Rhode Island
April 28, 2003

Exhibit A – Proxy Card Exhibit B – KVH Industries, Inc., 2003 Incentive and Nonqualified Stock Option Plan

PROXY STATEMENT

General Information

The enclosed proxy is solicited on behalf of the Board of Directors of KVH Industries, Inc., a Delaware corporation, with its principal executive offices at 50 Enterprise Center, Middletown, Rhode Island 02842. This proxy is for use at KVH’s 2003 Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, May 28, 2003, at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, 13th Floor, Boston, Massachusetts, 02210. Our proxy statement contains important information regarding KVH Industries, Inc.’s 2003 Annual Meeting of Stockholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

A number of abbreviations are used in this proxy statement. We refer to KVH Industries, Inc., as “KVH.” The term “proxy materials” includes this proxy statement, the enclosed proxy card, and our 2002 Annual Report on Form 10-K. KVH’s 2003 Annual Meeting of Stockholders is referred to as “the meeting.”

The Board of Directors of KVH is mailing this proxy statement on or about April 28, 2003, to all KVH stockholders as of the record date, March 31, 2003. Stockholders who owned KVH’s common stock at the close of business on March 31, 2003, are entitled to attend and vote at the meeting. On the record date, there were 11,281,230 shares of KVH’s common stock issued and outstanding, and entitled to the same number of votes.

Voting Procedures

As a stockholder of KVH, you have a right to vote on certain business matters affecting KVH. The proposals that will be presented at the meeting and upon which you are being asked to vote are discussed in the following sections entitled “Proposals.” Each share of KVH’s common stock you own entitles you to one vote. You may vote by mail, by telephone, over the Internet, or in person at the meeting.

Methods of Voting

Your shares will be voted in accordance with the instructions you indicate. If you return a proxy card but do not indicate your voting instructions, your shares will be voted for the proposals as presented in the proxy statement and at the discretion of the proxies (as defined below) as to all other matters that may properly come before the meeting.

Voting by Mail

By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting by Telephone

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

If you own shares under the Employee Stock Purchase Plan and do not vote, your shares will be voted in accordance with normal brokerage industry practices, as described in this proxy statement under the section “Broker Non-Votes.”

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the meeting. In order to do this, you must either:

•	sign and return another proxy at a later date;

•	provide written notice of the revocation of your proxy to KVH’s Secretary; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, March 31, 2003, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone, or by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purpose of determining a quorum.

Votes Required to Pass the Proposals

The vote required and the method of calculation for the proposal to be considered at the meeting is as follows.

•	Proposal I — Election of Directors: The two nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

•	Proposal II — Approval of the 2003 Option Plan: The approval of our 2003 Option Plan will require the affirmative vote of a majority of the issued and outstanding shares entitled to vote as of the record date and present at the meeting.

You may vote “for” the proposals, you may vote “against” the proposals, or you may “withhold” your vote with respect to one or more of the proposals. If you return a proxy card that withholds your vote from the proposals, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposals.

Broker Non-Votes

If your shares are held in the name of a broker and you do not return a proxy card, brokerage firms have authority to vote your non-voted shares (known as “broker non-votes”) on certain routine matters. The proposal to elect two directors should be treated as routine. Consequently, if you do not provide a proxy to vote your shares, your brokerage firm may elect to vote or not vote your shares for you. The proposal to approve the 2003 Option Plan will not be considered a routine matter. Therefore, if you do not provide a proxy to vote your shares, your brokerage firm will not be able to vote your shares for you. Abstentions as to these proposals will count as being present and represented at the Annual Meeting and entitled to vote, and will be included in calculating the number of votes cast on this proposal (and thus will have the effect of “no” votes). Broker non-votes will not be included in calculating the number of votes cast on this proposal. To the extent your brokerage firm votes shares on your behalf, your shares will be counted as present for the purpose of determining a quorum.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

Voting Results

Final voting results will be announced at the meeting and will be published in KVH’s Quarterly Report on Form 10-Q for the second quarter of fiscal 2003, which will be filed with the Securities and Exchange Commission on or before August 14, 2003. After the report is filed, you may obtain a copy by:

•	visiting our web site at www.kvh.com;

•	contacting our investor relations department at 401-847-3327, or

•	viewing our Quarterly Report on Form 10-Q for the second quarter on the SEC’s web site at www.sec.gov.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries, and custodians to forward to beneficial owners of Common Stock held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to original solicitation of proxies by mail, the Company’s directors, officers, and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Proposal I: Election of Directors. The Board has nominated Mark S. Ain and Stanley K. Honey who currently serve as Class I Directors, for reelection as Class I Directors at the meeting, each to serve until our annual meeting of stockholders in 2006 or special meeting in lieu thereof, and until a successor is duly elected and qualified.

Our Board of Directors consists of seven members, four non-employee directors and three employee directors. The Board is divided into three classes, with two directors in Class I, two in Class II and three in Class III. Directors serve three-year terms, or until a qualified successor is elected. Each year at the Company’s annual meeting the terms of directors in one of the three classes expire. Our By-laws provide that the number of directors may vary from two to seven with increases or decreases determined by the stockholders or directors.

Mark S. Ain and Stanley K. Honey have agreed to serve as Class I Directors if elected, and we have no reason to believe that they will be unable to serve. In the event that any is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for such other nominee as is then designated by the Board.

Mark S. Ain has been a director of the Company since 1997 and is the chairman of the Compensation Committee and a member of the Audit Committee. He is the founder, chief executive officer, and chairman of the Board of Directors of Kronos Incorporated since its organization in 1977. Mr. Ain is also on the board of directors for the Park Electrochemical Corporation, LTX Corporation, and the Walker School. He received a BS from the Massachusetts Institute of Technology and an MBA from the University of Rochester.

Stanley K. Honey has been a director of the Company since 1997 and is a member of the Audit Committee. He is the president of Sportvision Systems, LLC. Since November 1997, when Mr. Honey co-founded Sportvision Systems, he has also held the positions of executive vice president and chief technology officer. From 1993 to 1997, Mr. Honey was executive vice president, technology, for the New Technology Group of News Corporation. From 1989 to 1993 Mr. Honey was president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and was its executive vice president, Engineering, until News Corporation acquired it in 1989. Mr. Honey received a BS from Yale University and an MS from Stanford University.

The Board recommends that you vote FOR the election of Messrs. Mark S. Ain, and Stanley K. Honey as Class I directors.

Proposal II: Approval of the KVH Industries, Inc., 2003 Incentive and Nonqualified Stock Option Plan. Approval of the KVH Industries, Inc., 2003 Incentive and Nonqualified Stock Option Plan, Under Which an Aggregate of 1,000,000 Shares of Our Common Stock Will be Made Available for Option Grants.

As of March 31, 2003, 161,183 shares of Common Stock remained available for issuance under the 1996 Incentive and Nonqualified Stock Option Plan. Consequently, on April 11, 2003, the Board adopted, subject to stockholder approval, the 2003 Option Plan. Up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends, and other similar events) may be issued pursuant to stock options granted under the 2003 Option Plan.

Our Board of Directors believes that stock options are an important incentive to attract and retain skilled employees and that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating these key personnel. Accordingly, the Board believes adoption of the 2003 Option Plan is in the best interests of the Company and recommends a vote for this proposal.

Summary of the 2003 Option Plan

The following summary of the 2003 Option Plan is qualified in its entirety by reference to the 2003 Option Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

The 2003 Option Plan authorizes (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options (“Incentive Options”), as defined in Section 422 of the Code, and (ii) the grant of stock options not intended to qualify as incentive stock options (“Nonqualified Options”). The exercise price of Incentive Options granted under the 2003 Option Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company’s outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant.

The 2003 Option Plan is administered by the Compensation Committee of the Board. The Compensation Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 2003 Option Plan. Incentive Options may be granted under the 2003 Option Plan to officers and other employees of the Company or any of its subsidiaries. As of March 31, 2003, approximately 241 employees were eligible to participate in the 2003 Option Plan. Nonqualified Options may be granted under the 2003 Option Plan to officers and other employees, directors, consultants and other individuals providing services to the Company.

No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of the Company’s outstanding capital stock). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options, which first become exercisable by an employee or officer in any calendar year may not exceed $100,000. In no event may any person be granted options under the 2003 Option Plan in any calendar year to purchase more than 120,000 shares of Common Stock.

Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee’s lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee’s employment by the Company for cause, (ii) voluntary termination of the optionee’s employment by the optionee, (iii) thirty days after termination of the optionee’s employment by the Company without cause, or (iv) one year following the optionee’s retirement from the Company in good standing by reason of disability under the then established rules of the Company or the optionee’s death if the optionee’s death occurs prior to termination of the optionee’s employment with the Company.

Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the consent of the Compensation Committee, delivery of shares of Common Stock of the Company having a fair market value equal to the option price for such shares, (iii) with the consent of the Compensation Committee, delivery of such other consideration, which is acceptable to the Compensation Committee and has a fair market value equal to the option price of such shares, or (iv) with the consent of the Compensation Committee, a combination of the foregoing. If the 2003 Option Plan is approved by the stockholders of the Company, the Company intends to file, as soon as practicable after such approval, a Registration Statement under the Securities Act of 1933 covering the shares of Common Stock that shall be issuable under the 2003 Option Plan.

Grants to Non-employee Directors

The 2003 Option Plan provides that each Non-employee Director shall automatically receive a grant of a Nonqualified Option for the purchase of 10,000 shares of Common Stock upon joining the Board, which option shall vest with respect to 2,500 shares on each three-month anniversary of the date of grant. The 2003 Option Plan additionally provides that each Non-employee Director, at the first meeting of the Board of Directors following each Annual Meeting of Stockholders, shall automatically receive a grant of a Nonqualified Option to purchase 5,000 shares of Common Stock, which option shall be exercisable in its entirety on the date of grant. The 2003 Option Plan provides that each Non-employee Director serving on the Audit Committee, shall automatically (i) a grant of Nonqualified Option for the purchase of 5,000 shares of Common Stock upon each anniversary of his appointment to the Audit Committee, which option shall vest with respect to 1,250 shares on each three-month anniversary ot the date of grant.

New Plan Benefits

The Company is unable to determine the dollar value and number of options that may be received by or allocated to (i) any of the Company’s executive officers, (ii) the Company’s current executive officers, as a group, (iii) the current Non-employee Directors, as a group, and (iv) the Company’s employees who are not executive officers, as a group, as a result of the approval of the 2003 Option Plan because the Company at this time is unable to determine whether any of the current Non-employee Directors will meet the requirements to receive automatic grants of options and all other options are granted by the Compensation Committee of the Board on a discretionary basis. Had the 2003 Option Plan been in effect during fiscal 2002, no options would have been granted to any of the persons or groups specified in the table below because during such period a sufficient number of shares remained available for issuance under the 1996 Incentive and Nonqualified Stock Option Plan to satisfy both the Company’s obligations to the Non-employee Directors and the Compensation Committee’s objectives respecting long term incentive compensation.

Amendment of 2003 Option Plan

The Company’s Board of Directors may modify, revise or terminate the 2003 Option Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to the 2003 Option Plan may not be changed or increased (other than pursuant to certain changes in the Company’s capital structure) without the consent of the stockholders of the Company.

Federal Income Tax Information with Respect to the 2003 Option Plan

The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

The Board recommends that you vote FOR the approval of the 2003 Incentive and
Nonqualified Stock Option Plan.

Other Matters

Other than the proposals as discussed in the proxy statement, KVH’s Board of Directors does not intend to bring any other matters to be voted on at the meeting. KVH’s Board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, or voted on the Internet, or by telephone, the proxies will have discretion to vote your shares on such matters to the extent authorized in applicable regulations under the Securities Exchange Act of 1934.

Board of Directors Directors and Executive Officers The following table sets forth certain information with respect to the directors and executive officers of KVH:

Name	Age	Position

Arent H. Kits van Heyningen (1) (2)	87	Chairman of the Board of Directors
Martin A. Kits van Heyningen (1) (2)	44	President, Chief Executive Officer and Director
S. Joseph Bookataub	54	Chief Operating Officer
Patrick J. Spratt	55	Chief Financial Officer
Richard C. Forsyth	56	Vice President, Finance
Josina de Smit (1) (2)	66	Treasurer
Kalyan Ganesan	54	Vice President, Engineering
Daniel R. Conway	49	Vice President, Business Development
James S. Dodez	44	Vice President, Marketing
Robert W.B. Kits van Heyningen (1) (2)	46	Vice President, R&D and Director
Mads E. Bjerre-Petersen	59	Managing Director, KVH Europe A/S
Ian C. Palmer	37	Vice President, Satellite Sales
Mark S. Ain (3) (4)	60	Director
Stanley K. Honey (3)	48	Director
Werner Trattner (3) (4)	50	Director
Charles R. Trimble (3) (4)	61	Director

(1)	Arent Kits van Heyningen is the spouse of Josina de Smit and the father of Martin Kits van Heyningen and Robert Kits van Heyningen
(2)	Josina de Smit is the spouse of Arent Kits van Heyningen and the mother of Martin Kits van Heyningen and Robert Kits van Heyningen
(3)	Member of the Audit Committee
(4)	Member of the Compensation Committee

Arent H. Kits van Heyningen, a founder of the Company, has been chairman of the Company’s board of directors since 1982. He also has served as the Company’s chief scientist since that time. From 1963 to 1986, Mr. Kits van Heyningen was principal engineer at the Submarine Signal Division of Raytheon Company. Mr. Kits van Heyningen received a BS and an MS in electrical engineering from Delft Technical University, The Netherlands.

Martin A. Kits van Heyningen, a founder of the Company, has been president and a director of the Company since 1982 and has served as the Company’s chief executive officer since 1990. From 1980 to 1982, Mr. Kits van Heyningen was employed by the New England Consulting Group, a marketing consulting firm, as a marketing consultant. Mr. Kits van Heyningen received a BA cum laude from Yale University.

S. Joseph Bookataub joined KVH Industries as the chief operating officer in 2001. Previously, Mr. Bookataub was vice president of operations for Mayan Networks, a San Jose, California, optical networking firm. He has also served as the vice president of operations for Logistix Corporation, a supply chain management company, and as both the vice president of operations and quality and vice president of manufacturing for Pyramid Technology Corporation, a mainframe UNIX client/server system manufacturer. Mr. Bookataub holds a BSEE from the University of Rhode Island, an MBA from James Madison University, and successfully completed the Stanford Executive MBA program.

Patrick J. Spratt joined KVH as its chief financial officer in 2002. During a 25-year career at Digital Equipment Corporation, Mr. Spratt served in a variety of senior management positions, including vice president of finance for worldwide engineering, vice president of business operations for computer systems, and vice president of investor relations. Prior to joining KVH, Mr. Spratt served as the chief financial officer of early-stage developers of products for broadband telecommunications and semi-conductor manufacturing. He also served as the chief financial officer and treasurer of BioReliance Corporation, a pharmaceutical and biotechnology testing, development, and manufacturing firm. Mr. Spratt holds a BA in Mathematics from Boston College, an MBA from Boston University, and has completed Executive Education Programs at Columbia University and Harvard Business School.

Richard C. Forsyth has been vice president of finance of KVH since 2002; previously Mr. Forsyth served as chief financial officer since 1988. Prior to joining the Company, Mr. Forsyth consulted for Technology Transition, Inc., a venture capital firm, from 1986 until 1988 and served as the chief financial officer for two of Technology Transition’s portfolio companies. Between 1981 and 1985, Mr. Forsyth was divisional controller at Wang Laboratories, a computer manufacturer. Mr. Forsyth is a Certified Public Accountant and received BS and AB degrees from Boston College.

Josina de Smit, a founder of the Company, has been treasurer of KVH since 1986. Previously Ms. de Smit held a variety of financial, administrative and human resources positions at the Company, including Financial Manager and Human Resources Manager.

Dr. Kalyan Ganesan has been KVH’s vice president of engineering since 2002. Prior to joining KVH, Dr. Ganesan was the vice president of engineering for CoWave Networks. Previously, he spent 10 years in engineering and technical management at Hughes Network Systems where he oversaw engineering and product research and development within the Broadband Carrier Networks Division. He also served for 5 years as U.S. West’s technical director for advanced technologies. Dr. Ganesan holds Bachelors, Masters, and Ph.D. degrees in electrical engineering and computer sciences. He received his Ph.D. in Computer Science and Engineering from Case Western Reserve University.

Daniel R. Conway has been KVH’s vice president of business development for military & industrial products since 2003. Prior to joining KVH, Mr. Conway was the vice president of sales and marketing at BENTHOS Inc., an oceanographic technology company with customers in the marine, oil and gas, government, and scientific markets. Previously, he spent 20 years at Anteon (formerly Analysis & Technology). While there, he served in a variety of positions, including vice president for new business development and integration. Mr. Conway is a graduate of the U.S. Naval Academy with post-graduate studies in nuclear engineering, and earned a Masters of Business Administration degree from the University of Rhode Island. He served for 5 years as a member of the U.S. Navy nuclear submarine force and was a commander in the U.S. Naval Reserve (Naval Intelligence) for more than 10 years.

James S. Dodez was named KVH’s vice president of marketing in October 1998 after serving as the vice president of marketing and reseller sales since 1995. Mr. Dodez joined KVH in 1986 as marketing director, a position he held until 1995. From 1985 until 1986, Mr. Dodez was marketing director at Magratten Wooley, Inc., an advertising agency. Mr. Dodez received a BS from Miami University (Ohio).

Robert W.B. Kits van Heyningen, a founder of the Company, has been a director since 1982 and the Company’s vice president of research and development since 1998. Previously he served as the Company’s vice president of engineering from 1982 until 1998. Mr. Kits van Heyningen was an associate engineer at the Submarine Signal Division of Raytheon Company and was also a consultant to various companies and universities from 1980 to 1985. Mr. Kits van Heyningen received a BS in physics from McGill University.

Mads E. Bjerre-Petersen has been managing director of the company’s Danish subsidiary, KVH Europe A/S, since 1992, when it was founded on the basis of his former activities. From 1974 to 1992, Mr. Bjerre-Petersen served as managing director of his own marine electronic distribution and manufacturing companies MBP Trading and Danaplus A/S. Mr. Bjerre-Petersen received a M.Sc. in mechanical engineering from the Technical University of Denmark.

Ian C. Palmer has been KVH’s vice president of satellite sales since 2000. He joined KVH in 1993 and served as director of satellite sales from 1998 until 2000. Previously, Mr. Palmer was sales manager for Euro Marine Trading. He earned a BA in International Relations and Business from Boston University.

Mark S. Ain has been a director of the Company since 1997 and is the chairman of the Compensation Committee and a member of the Audit Committee. He is the founder, Chief Executive Officer, and Chairman of the Board of Directors of Kronos Incorporated since its organization in 1977. Mr. Ain is also on the board of directors for the Park Electrochemical Corporation, LTX Corporation, and the Walker School. He received a BS from the Massachusetts Institute of Technology and an MBA from the University of Rochester.

Stanley K. Honey has been a director of the Company since 1997 and is a member of the Audit Committee. He is the president of Sportvision Systems, LLC. Since November 1997, when Mr. Honey co-founded Sportvision Systems, he has also held the positions of Executive Vice President and Chief Technology Officer. From 1993 to 1997, Mr. Honey was executive vice president, technology, for the New Technology Group of News Corporation. From 1989 to 1993 Mr. Honey was president and chief executive officer of ETAK, Inc., a wholly owned subsidiary of News Corporation. Mr. Honey founded ETAK in 1983 and was its executive vice president, engineering, until News Corporation acquired it in 1989. Mr. Honey received a BS from Yale University and an MS from Stanford University.

Werner Trattner has been a director of the Company since 1994 and is a member of the Compensation and Audit Committees. Mr. Trattner has been chief financial officer/vice president of sales of Swarovski Optik KG, an Austrian manufacturer of optical equipment, since 1989. Mr. Trattner received a degree in business administration from the Studiengemeinschaft in Darmstadt, Germany and received a diploma from the Controller Akademie in Munich/Gauting, Germany. Mr. Trattner completed the Program for Executive Development at the International Institute for Management Development in Lausanne, Switzerland.

Charles R. Trimble was appointed a director of the Company in 1999 and is a member of the Compensation and Audit Committees. He is the founder, and until 1998 was president and chief executive officer, of Trimble Navigation Limited. Mr. Trimble is an elected member of the National Academy of Engineering and he has been chairman of the United States GPS Industry Council since 1996. Previously, he was manager of Integrated Circuit Research and Development at Hewlett-Packard’s Santa Clara Division. He received a BS in engineering physics, with honors, and an MS in electrical engineering from the California Institute of Technology.

Committees and Meetings of the Board

During the fiscal year ended December 31, 2002, our Board met four times. No incumbent director attended fewer than 80% of the total number of meetings held by our Board and our committees on which they served. We currently have two committees: the Audit Committee and the Compensation Committee.

Compensation Committee

Our Compensation Committee is composed of Messrs. Mark S. Ain, Werner Trattner, and Charles R. Trimble. The Committee makes general policy decisions relating to compensation and benefits for our employees, including executive officers. It administers the Company’s 1996 Incentive and Non-qualified Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee met three times during 2002.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee is composed of three independent, non-employee directors. The Committee currently consists of Messrs. Mark S. Ain, Werner Trattner, and Charles R. Trimble.

Compensation Committee Report
The compensation package for KVH executive officers in fiscal 2002 had three principal components: (1) base salary; (2) bonus; and (3) stock options. The Company’s executive officers were also eligible to participate in benefit plans on substantially the same terms as other employees.

In determining executive compensation, the Compensation Committee believes packages need to offer:

•	fair and competitive compensation that attracts and retains superior executive talent;

•	links to performance and stockholder interests with rewards for both short-term and long-term results;

•	incentive compensation programs that recognize both individual and team performance; and

•	features that encourage long-term career commitments to the Company and its stockholders.

Salaries are reviewed annually, and any adjustments are based on individual performance, changes in responsibilities and market-based comparisons with similar companies. Bonuses, which are included in the compensation table, generally are based on a percentage of operating income and dependent upon KVH achieving the year’s financial plan. In addition to salaries and incentive bonuses, the Compensation Committee also grants stock options to executive officers and other key employees of the Company and its subsidiary in order to focus the efforts of these employees on the long-term enhancement of profitability and stockholder value.

Martin Kits van Heyningen, the Company’s Chief Executive Officer, was paid a base salary of $225,762 per annum in 2002. During 2002, Mr. Kits van Heyningen was granted options to purchase 50,000 shares of common stock at $6.25 per share. In setting Mr. Kits van Heyningen’s compensation for 2002, the Compensation Committee considered the compensation payable to chief executive officers of other similarly situated companies in the Company’s industry.

As submitted by the Compensation Committee:

   Mark S. Ain
   Werner Trattner
   Charles R. Trimble

Audit Committee

The Audit Committee of the Board of Directors is composed of four independent directors, as defined by the National Association of Securities Dealers’ listing standards, and operates under a written charter adopted by the Board of Directors. A copy of the written charter was filed as Exhibit A to the proxy statement for the Company’s 2001 Annual Meeting. The members of the Audit Committee are Messrs. Mark S. Ain, Stanley K. Honey, Werner Trattner, and Charles R. Trimble. The Audit Committee met three times during 2002.

Audit Committee Report
In the section below, we describe our financial and accounting management policies and practices.

Responsibilities
The responsibilities of the Audit Committee include appointing an accounting firm to be engaged as KVH’s independent accountants, reviewing and approving the fees to be paid to the Company’s independent accountants, and overseeing the work of the Company’s independent accountants. Management is responsible for KVH’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of KVH’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes and the activities of KVH’s internal accounting controls.

Review with Management and Independent Accountants
In this context, the Audit Committee met and discussed the Company’s audited financial statements with management and the independent accountants, KPMG LLP. Management represented to the Audit Committee that KVH’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

KVH’s independent accountants also provided to the Audit Committee the written disclosures and a letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent accountants the firm’s independence.

The Audit Committee has determined that the services rendered by KPMG LLP, as described above, were compatible with maintaining KPMG LLP’s independence. The Audit Committee of the Board of Directors has selected KPMG LLP as independent public accountants to audit our financial statements for 2003.

Based upon the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in KVH’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

As submitted by the Audit Committee:

   Mark S. Ain
   Stanley K. Honey
   Werner Trattner
   Charles R. Trimble

Independent Auditors’ Fees

In addition to retaining KPMG LLP to audit our consolidated financial statements, we also engaged KPMG LLP to provide other professional services in fiscal 2002, and expect to continue to do so in the future. The aggregate fees billed for professional services by KPMG LLP in fiscal 2002 were:

Audit fees (1)	$ 143,984
Financial information systems design and implementation	---
All other fees:
Tax compliance services	$ 34,155
Audit of 401(k) savings and retirement plan	$ 10,000
Professional Consultation	$ 15,000

(1)     Includes fees for services rendered for the annual audit of the Company’s consolidated financial statements for fiscal 2002 and the quarterly reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Relationship with Auditors

KPMG LLP has been our auditor since 1986. A representative of KPMG is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

Stock Ownership Information

Compliance with Section 16(a) Reporting
Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon submissions of Forms 3, 4, and 5, and amendments, or written notices that Form 5 was not required, we believe that all Section 16(a) filing requirements were fulfilled in a timely manner.

Security Ownership of Beneficial Owners and Management
The following sets forth certain information regarding the beneficial ownership of our Common Stock as of March 31, 2003, by (i) each stockholder known to us to beneficially own five percent or more of our Common Stock; (ii) each of our current directors; and (iii) each of our named executive officers. Except as otherwise noted, each beneficial owner has sole voting and investment power with respect to the shares shown.

	Shares Beneficially Owned (2)
Name (1)	Number	Percent

State of Wisconsin Investment Board P.O. Box 7842 Madison, WI 53707	1,702,690	15.09%
Special Situations Funds 153 East 53rd Street New York, NY 10022	1,280,370	11.35%
Massachusetts Mutual Life Insurance Co. David L. Babson & Company, Inc. 1295 State Street Springfield, MA 01111	615,384	5.46%
Arent H. Kits van Heyningen (3)	605,310	5.37%
Josina de Smit (4)	605,310	5.37%
Martin A. Kits van Heyningen (5)	384,311	3.41%
Robert W.B. Kits van Heyningen (6)	204,440	1.81%
James S. Dodez (7)	84,748	*
Werner Trattner (8)	57,680	*
Mark S. Ain (9)	41,800	*
Stanley K. Honey (10)	33,000	*
Charles R. Trimble (11)	28,000	*
Ian C. Palmer (12)	22,336	*
S. Joseph Bookataub (13)	18,750	*
All current directors and executive officers as a group (16 persons) (14)	1,575,770	13.97%
* Less than 1% ownership

(1)	The address of all KVH directors and executive officers is c/o KVH Industries, Inc., 50 Enterprise Center, Middletown, RI 02842.

(2)	The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(3)	Includes indirect beneficial ownership of 241,752 shares of Common Stock and 1,625 options held by Arent H. Kits van Heyningen’s spouse, Josina de Smit. Also includes 25,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003. Arent Kits van Heyningen is the father of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of his sons’ shares.

(4)	Includes indirect beneficial ownership of 336,933 shares of Common Stock and 25,000 options held by Josina de Smit’s spouse, Arent H. Kits van Heyningen. Also includes 1,625 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003. Josina de Smit is the mother of Martin A. Kits van Heyningen and Robert W.B. Kits van Heyningen and disclaims beneficial ownership of her sons’ shares.

(5)	Includes indirect beneficial ownership of 4,741 shares of Common Stock and 3,925 options owned by Mr. Kits van Heyningen’s spouse. Also includes 75,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(6)	Includes 23,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(7)	Includes 25,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(8)	Includes 10,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(9)	Includes 25,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(10)	Includes 25,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(11)	Includes 25,000 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(12)	Includes 18,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(13)	Includes 18,750 shares issuable upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003.

(14)	Includes shares listed in notes 3 through 13. Also includes (i) shares held by the following executive officers and (ii) shares issuable to such executive officers upon the exercise of one or more outstanding stock options exercisable within sixty days following March 31, 2003, respectively: Richard C. Forsyth (i) 16,873 and (ii) 4,500; Kalyan Ganesan (ii) 12,500; Daniel R. Conway (i) 7,600 and (ii) 4,250; and Mads E. Bjerre-Peterson (i) 55,438 and (ii) 8,750.

Stock Option Plans

Our 1996 Incentive and Non-qualified Stock Option Plan authorizes the Board to grant stock options to officers and other employees and to grant non-qualified stock options to officers, other employees, directors, consultants and other persons providing services to the Company. A total of 1,915,000 shares of Common Stock are authorized to be granted under the 1996 Option Plan. As of December 31, 2002, options to purchase a total of 1,150,279 shares of Common Stock, having a weighted average exercise price of $5.56 per share, were outstanding under the 1996 Option Plan and 327,178 shares remain available to be issued under the 1996 Option Plan.

The Compensation Committee of our Board of Directors, which consists of three non-employee directors, administers the 1996 Option Plan. The Committee selects individuals to whom awards will be granted and determines the option exercise price and other terms of each award, subject to the following provisions of the 1996 Option Plan:

•	The exercise price of incentive options granted to employees or officers holding 10% or less of the voting power of the Company’s outstanding capital stock may not be less than the fair market value of the stock at the time of grant.

•	The term of incentive options granted to employees or officers holding 10% or less of the voting power of the Company’s outstanding capital stock may not extend for more than 10 years from the date of grant.

•	The exercise price of incentive options granted to employees or officers holding more than 10% of the voting power of the Company’s outstanding capital stock may not be less than 110% of fair market value.

•	The term of incentive options granted to employees or officers holding more than 10% of the voting power of the Company’s outstanding capital stock may not extend for more than five years from the date of grant.

•	In each calendar year, the total fair market value of incentive options that become eligible for an employee or officer to exercise may not exceed $100,000.

•	Non-qualified options granted under the 1996 Option Plan need not be subject to the foregoing restrictions.

•	Participants in the 1996 Option Plan may not be granted options to purchase more than 120,000 shares in any calendar year.

•	Options are non-transferable except by will or by the laws of descent or distribution.

•	Vested options generally may not be exercised after: (i) an employee voluntarily terminates his employment with KVH or we terminate an employee’s employment for cause; or (ii) one year following an employee’s departure from KVH due to permanent disability or death.

Equity Compensation Plans

The following table sets forth, as of December 31, 2002, the number of shares authorized for issuance under our equity compensation plans, including individual compensation arrangements. Our equity compensation plans include our 1996 Incentive and Nonqualified Stock Option Plan and our 1996 Employee Stock Purchase Plan. The Company’s stockholders have approved all of these equity compensation plans.

Plan category	Number of shares to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of shares remaining for future issuance under equity compensation plans (#)

Equity compensation plans approved by stockholders	1,150,279	5.56	431,658 (1)
Equity compensation plans not approved by stockholders	--	--	--
Total	1,150,279	5.56	431,658 (1)

(1)     Includes 104,480 shares reserved for future issuance under our 1996 Employee Stock Purchase Plan.

Ten-year Option/SAR Repricing
The following table provides stock option repricing information for beneficial owners of Common Stock as of March 31, 2003, for each current director and executive officer that participated in the option exchange.

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Original Option Term Remaining at Date of Repricing or Amendment (Years)

Mark Ain Director	3/2/98	8,000	4.125	6.750	4.125	3.93
Mads Bjerre-Petersen Managing Director, KVH Europe	3/2/98	20,000	4.125	7.375	4.125	4.00
Josina de Smit Treasurer	3/2/98	20,000	4.125	8.390	4.538	3.64
James Dodez Vice President, Marketing	3/2/98	37,576	4.125	8.000	4.125	3.19
Richard Forsyth Vice President of Finance	3/2/98	37,576	4.125	8.000	4.125	3.19
Stanley Honey Director	3/2/98	8,000	4.125	5.500	4.125	4.18
Martin Kits van Heyningen President and Chief Executive Officer	3/2/98 3/2/98 3/2/98	24,000 12,966 11,034	4.125 4.125 4.125	8.750 7.250 7.980	4.125 4.125 4.538	3.36 3.13 3.13
Ian Palmer Vice President, Satellite Sales	3/2/98	4,000	4.125	7.625	4.125	3.19
Werner Trattner Director	3/2/98 3/2/98	8,000 4,000	4.125 4.125	6.500 8.250	4.125 4.125	3.09 4.40

Directors’ and Executive Officers’ Compensation Directors’ Compensation The principal components of non-employee director compensation are:

•	A $1,500 fee for each board meeting attended.

•	Reimbursement for meeting-related expenses.

•	Upon election to the Board, five-year options to purchase 10,000 shares of our common stock at an exercise price equal to the fair market value of the common stock on the date granted. Upon appointment to the Audit Committee, five-year options to purchase 5,000 shares of our common stock at an exercise price equal to the fair market value on the date granted. Each option vests in four equal quarterly installments, commencing from the date of appointment to the board of directors.

•	At the first meeting of the Board of Directors following each annual stockholders meeting, non-employee directors are granted options to purchase an additional 5,000 shares of common stock that vest on the grant date.

•	Upon the anniversary of a non-employee director’s appointment to the Audit Committee, such non-employee director serving on the Audit Committee is granted options to purchase an additional 5,000 shares of common stock that vest in four equal quarterly installments, commencing from the date of grant.

Summary Compensation Table The following table lists compensation for our chief executive officer and our other four most highly compensated executive officers in 2002.

		Annual Compensation		Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary (1) ($)	Bonus ($)	Securities Underlying Options (#)

Martin A. Kits van Heyningen President and Chief Executive Officer	2002 2001 2000	225,762 216,000 206,000	51,000 --- ---	50,000 40,000 30,000
S. Joseph Bookataub Chief Operating Officer	2002 2001 2000	172,191 --- ---	38,500 --- ---	75,000 --- ---
James S. Dodez Vice President of Marketing	2002 2001 2000	174,985 (2) 162,779 (2) 157,944 (2)	1,000 --- ---	10,000 10,000 10,000
Ian C. Palmer Vice President of Satellite Sales	2002 2001 2000	163,217 (3) 127,939 (3) 125,506 (3)	12,500 6,000 8,500	12,500 12,500 7,500
Robert W.B. Kits van Heyningen Vice President of Research and Development	2002 2001 2000	162,771 157,511 151,491	1,000 --- ---	10,000 10,000 10,000

(1)	Includes amounts deferred by the named individuals pursuant to the Company’s 401(k) Plan and Trust. Does not include amounts paid to plans, including group disability, life and health that do not discriminate in favor of officers and directors and are generally available to all full-time employees.

(2)	Includes commissions as follows: $27,735 in 2002, $21,903 in 2001 and $23,385 in 2000. (3) Includes commissions as follows: $44,416 in 2002, $21,170 in 2001 and $34,352 in 2000.

Options Granted During the Last Fiscal Year Ended December 31, 2002
The following table lists information related to stock options granted to our chief executive officer and other four most highly compensated executive officers in 2002.

	Individual Grants

Name	Number of Shares Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1) 5% ($) 10% ($)

Martin A. Kits van Heyningen	50,000	14.0	6.25	3/28/07	86,338	190,784
S. Joseph Bookataub	-	-	-	-	-	-
James S. Dodez	10,000	2.8	6.25	3/28/07	17,268	38,157
Ian C. Palmer	12,500	3.5	6.25	3/28/07	21,585	47,696
Robert W.B. Kits van Heyningen	10,000	2.8	6.25	3/28/07	17,268	38,157

(1)	Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of our Common Stock over the term of the options. These numbers are calculated based on SEC rules and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings depend on the exercise timing and the future performance of our Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.

Options Exercised in Last Fiscal Year Ended December 31, 2002
The following table provides certain information concerning options exercised by our chief executive officer and other four most highly compensated executive officers during the fiscal year ended December 31, 2002 and the number of options exercisable and unexercisable as of December 31, 2002.

Name	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Shares of Common Stock Underlying Unexercised Options at 12/31/02(#)		Value of Unexercised In-the-Money Options at 12/31/02 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Martin A. Kits van Heyningen	30,000	121,860	40,000	100,000	182,415	260,105
S. Joseph Bookataub	--	--	18,750	56,250	50,625	151,875
James S. Dodez	--	--	25,000	25,000	125,775	75,456
Ian C. Palmer	--	--	13,125	26,875	59,512	72,451
Robert W. B. Kits van Heyningen	--	--	32,500	25,000	144,819	72,915

(1)	Value is based on the last sale price of Common Stock on the exercise date, as reported by the Nasdaq National Market, less the applicable option exercise price.

(2)	Value is based on $8.60, the last per-share sale price of the Common Stock on December 31, 2002, as reported by the Nasdaq National Market, less the applicable option exercise price.

Cumulative Total Return Graph Comparing KVH Industries, Inc., Nasdaq National Market Composite Index, and the Nasdaq Telecommunication Index for the Period December 31, 1997 – December 31, 2002
The following Performance Graph compares the performance of the Company’s cumulative stockholder return with that of two broad market indexes, the Nasdaq National Market Composite Index and the Nasdaq Telecommunications Stock Index. The cumulative stockholder returns for Company shares and the indexes are calculated assuming $100 was invested on December 31, 1997. The performance of the market indexes is shown on a total return (dividend reinvested) basis. We paid no cash dividends during the periods shown on the graph.

Five-Year Cumulative Total Return

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Nasdaq National Market Composite	100.00	139.23	258.79	157.17	123.76	84.51
Nasdaq Telecommunications	100.00	163.39	331.20	151.16	67.25	35.49
KVH Industries, Inc.	100.00	24.08	60.50	108.64	117.53	169.88

Other Information

Stockholder Proposals
In order to be eligible for inclusion in the Company’s proxy statement and form of proxy for the annual meeting scheduled to be held in May 2004, the Company must receive stockholder proposals at its executive offices in Middletown, RI, no later than December 31, 2003.

In addition, the By-Laws of the Company provide that in order for business to be properly brought before any annual meeting of stockholders by any stockholder, the stockholder must notify the Secretary of the Company at least 60 days before the date of the annual meeting; provided, however, that if an annual meeting of stockholders is to be held on a date prior to the date for the annual meeting specified in the By-Laws, and if less than 70 days notice or prior public disclosure of the date of such annual meeting is given or made, notice by the stockholder to be timely must be delivered or received not later than the close of business on the 10th day following the earlier of the date on which notice of the date of such annual meeting was mailed or the day on which public disclosure was made of the date of such annual meeting. If next year’s annual meeting is held on the date specified in the By-Laws, the deadline for submission of notice will be March 2, 2004, and any proposal or nomination submitted after March 2, 2004 will be untimely.

Available Information
Stockholders of record on March 31, 2003, will receive a Proxy Statement and our 2002 Annual Report on Form 10-K, which contains detailed financial information. For up-to-date information such as SEC filings, press releases, conference calls and product information, please visit our web site, www.kvh.com.

To receive printed materials, be added to the Company’s distribution list or make specific inquiries, please direct calls, faxes, letters, and e-mail to:

Investor Relations KVH Industries, Inc. 50 Enterprise Center Middletown, RI 02842 Phone: 401-847-3327 Fax: 401-849-0045 E-mail: IR@kvh.com

You may contact our transfer agent at:

EquiServe Trust Company P.O. Box 9187 Canton, MA 02021 Stockholder Inquiries: 877-282-1169 Internet: http://www.equiserve.com

Our independent accountants are:

KPMG LLP 600 Fleet Center Providence, RI 02903

EXHIBIT A – PROXY CARD

KVH INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KVH INDUSTRIES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders
to be held on May 28, 2003

The undersigned hereby appoints Martin Kits van Heyningen and Robert Kits van Heyningen, or either of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of KVH Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Blvd., 13th floor, Boston, Massachusetts 02210-2600, on May 28, 2003 at 11:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 28, 2003, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED? ____________________________________ ____________________________________ ____________________________________	DO YOU HAVE ANY COMMENTS? ____________________________________ ____________________________________ ____________________________________

KVH INDUSTRIES, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 28, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

KVH Industries, Inc.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

KVH INDUSTRIES, INC.

1. To elect two directors to serve for a three-year term.
For ☐   Withhold Authority ☐
Mark S. Ain
Stanley K. Honey

2. To vote to approve the KVH Industries, Inc., 2003 Incentive and Nonqualified Stock Option Plan, under which an aggregate of 1,000,000 shares of our common stock will be made available for option grants.
For ☐   Against ☐   Abstain ☐

3. To transact any other business as may properly come before the meeting.
For ☐   Against ☐   Abstain ☐

CONTROL NUMBER: RECORD DATE SHARES:

Please be sure to sign and date this Proxy.	Date
Stockholder sign here Co-owner sign here

Mark box at right if an address change or comment has been noted on the reverse side of this card. ☐

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EXHIBIT B

KVH INDUSTRIES, INC.
2003 INCENTIVE AND NONQUALIFIED
STOCK OPTION PLAN

SECTION 1. PURPOSE
This 2003 Incentive and Nonqualified Stock Option Plan (the “Plan”) of KVH Industries, Inc., a Delaware corporation (the “Company”), is designed to provide additional incentive to executives and other key employees of the Company and its subsidiaries and for certain other individuals providing services to or acting as directors of the Company and its subsidiaries. The Company intends that this purpose will be effected by the granting of incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options (“Nonqualified Options”) under the Plan which afford such executives, key employees, directors and other eligible individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as “incentive stock options” as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The term “subsidiary” shall have the meaning set forth in Section 424 of the Code.

SECTION 2. ADMINISTRATION

2.1 The Committee. The Compensation Committee of the Board of Directors of the Company shall administer the Plan, so long as each member of such committee shall qualify as an Outside Director, as defined below. In the event the Compensation Committee shall include any director who is not an Outside Director, the Outside Directors then serving as members of the Compensation Committee shall constitute the Stock Option Committee of the Board of Directors to administer the Plan (the Compensation Committee or Stock Option Committee, if appointed, being referred to herein as the “Committee”). The Committee shall have at least two members at all times. As used herein, the term “Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliate”), (ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliate’s taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. None of the members of the Committee shall have been granted any incentive stock option or nonqualified option under this Plan (other than pursuant to Section 4.4) or any other stock option plan of the Company within one year prior to service on the Committee. It is the intention of the Company that the Plan shall be administered by “disinterested persons” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a disinterested person. Except as specifically reserved to the Company’s Board of Directors under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

2.2 Powers of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have the power:

(a)     To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

(b)     To construe and interpret the Plan and options granted hereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

(c)     To make, in its sole discretion, changes to any outstanding option granted under the Plan, including: (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

(d)     Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3. STOCK

3.1 Stock to be Issued. The stock subject to the options granted under the Plan shall be shares of the Company’s authorized but unissued Common Stock, $.01 par value (the “Common Stock”), or shares of the Company’s Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

3.2 Expiration, Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

3.3 Limitation on Grants. In no event may any Plan participant be granted options with respect to more than 120,000 shares of Common Stock in any calendar year. The number of shares of Common Stock issuable pursuant to an option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year. In addition, if the exercise price of an option is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

SECTION 4. ELIGIBILITY

4.1 Persons Eligible. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or its subsidiaries. Nonqualified Options may be granted to officers or other employees of the Company or its subsidiaries, and to members of the Board and consultants or other persons who render services to the Company (regardless of whether they are also employees), provided, however, that no such option may be granted to a person who is a member of the Committee at the time of grant other than pursuant to Section 4.4.

4.2 Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 424 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary (a “greater-than-ten-percent stockholder”), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

4.3 Maximum Aggregate Fair Market Value. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or its subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

4.4 Option Grants to Non-Employee Directors.

(a)     As compensation for services to the Company, each director of the Company who is not an employee of the Company or any subsidiary of the Company (a “Non-Employee Director”) upon his or her initial election to the Board shall be automatically granted a Nonqualified Option to purchase 10,000 shares of Common Stock of the Company (the “Initial Option Grant”). In addition, any director of the Company who is elected to the Board but who is not a Non-Employee Director at the time of his or her initial election and later becomes a Non-Employee Director shall automatically receive an Initial Option Grant to purchase 10,000 shares of Common Stock of the Company upon his or her first election to the Board as a Non-Employee Director. Each Initial Option Grant shall vest with respect to 2,500 shares on each three-month anniversary of the date of grant, provided that the optionee is a director of the Company on each such three-month anniversary, and shall expire on the fifth annual anniversary of the date of grant. At the first meeting of the Board of Directors following each annual meeting of stockholders, each Non-Employee Director (other than any Non-Employee Director who has received an Initial Option Grant as a result of election to the Board at such meeting) shall be automatically granted an additional Nonqualified Option to purchase 5,000 shares of Common Stock of the Company (the “Subsequent Option Grant”). Each Subsequent Option Grant shall be exercisable in its entirety on the date of grant and shall expire on the fifth annual anniversary of the date of grant;

(b)     Each Non-Employee Director appointed to serve on the Audit Committee of the Board of Directors shall automatically receive an Option Grant to purchase 5,000 shares of Common Stock upon his or her appointment to the Audit Committee and an additional Option Grant of 5,000 shares of Common Stock on each anniversary of such appointment, so long as such Director shall serve on the Audit Committee. Each such Option shall vest with respect to 1,250 shares on each three-month anniversary of the date of Grant, provided that such optionee is a Director and member of the Audit Committee on each three-month anniversary, and shall expire on the fifth anniversary of the date of Grant;

    (c)        The exercise price per share of Common Stock of each Nonqualified Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Nonqualified Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3;

(d)     No Nonqualified Option granted under this Section 4.4 shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable during the optionee’s lifetime only by the optionee. Any Nonqualified Option granted to a Non-Employee Director and outstanding on the date of his or her death may be exercised by the legal representative or legatee of the optionee until the expiration of the stated term of the option; Nonqualified Options granted under this Section 4.4 may be exercised only by written notice to the Company specifying the number of shares to be purchased. Payment of the full purchase may be made by one or more of the methods specified in Section 7.2. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of an option and not as to unexercised options.

(e)     The provisions of this Section 4.4 shall apply only to options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any option issued under this Plan to a participant who is not a Non-Employee Director of the Company. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 4.4 shall govern the rights and obligations of the Company and Non-Employee Directors respecting options granted or to be granted to Non-Employee Directors.

SECTION 5. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

5.1 Termination of Employment. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of: (a) the date of expiration thereof; (b) the date of termination of the optionee’s employment with or services to the Company by it for cause (as determined by the Company), or voluntarily by the optionee; or (c) thirty-days after the date of termination of the optionee’s employment with or services to the Company by it without cause; provided, that Nonqualified Options granted to persons who are not employees of the Company need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above.

An employment relationship between the Company and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company or any subsidiary. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company and the optionee shall be determined by the Committee at the time thereof.

As used herein, “cause” shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the Company’s business or on the optionee’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company or any affiliate of the Company.

5.2 Death or Permanent Disability of Optionee. In the event of the death or permanent and total disability of the holder of an option prior to termination of the optionee’s employment with or services to the Company and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death or disability. After the death of the optionee, his/her executors, administrators or any person or persons to whom his/her option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option immediately prior to his/her death. An optionee is permanently and totally disabled if he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve months; permanent and total disability shall be determined in accordance with Section 22(e)(3) of the Code and the regulations issued hereunder.

SECTION 6. TERMS OF THE OPTION AGREEMENTS

Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

6.1 Expiration of Option. Subject to Section 4.4 hereof, notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 hereof.

6.2 Exercise. Subject to Sections 4.4 and 7.3 hereof, each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

6.3 Purchase Price. Subject to Section 4.4 hereof, the purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, (i) that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder), and (ii) that, unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of the Company’s stockholders, the option price of any stock option shall not be less than the fair market value of the Common Stock on the date the option is granted and the exercise price of any outstanding stock option grant under any existing or future stock option plan may not be reduced. Subsection 6.3(ii) hereof may not be amended or repealed without the affirmative vote of the holders of a majority of the shares of the Company present and entitled to vote at a duly convened meeting of the Company’s stockholders. For the purpose of the Plan the fair market value of the Common Stock shall be the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System, Inc. (“NASDAQ”), or, if the Common Stock is not quoted on NASDAQ, the fair market value as determined by the Committee.

6.4 Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him or her. 6.5 Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

6.6 Repurchase Right. The Committee may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company’s repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company’s repurchase option.

6.7 “Lockup” Agreement. The Committee may in its discretion specify upon granting an option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7. METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

7.1 Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the “Notice”), accompanied by payment for such shares.

7.2 Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made by:

(a)     cash in an amount, or a check, bank draft or postal or express money order payable in an amount, equal to the aggregate exercise price for the number of shares specified in the Notice;

(b)     with the consent of the Committee, shares of Common Stock of the Company having a fair market value (as defined for purposes of Section 6.3 hereof) equal to such aggregate exercise price;

(c)     with the consent of the Committee, such other consideration that is acceptable to the Committee and that has a fair market value, as determined by the Committee, equal to such aggregate exercise price, including any broker-directed cashless exercise/resale procedure adopted by the Committee; or

(d)     with the consent of the Committee, any combination of the foregoing.

As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee’s name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

7.3 Special Limits Affecting Section 16(b) Option Holders. Shares issuable upon exercise of options granted to a person who in the opinion of the Committee may be deemed to be a director or officer of the Company within the meaning of Section 16(b) of the Exchange Act and the rules and regulations hereunder shall not be sold or disposed of until after the expiration of six months following the date of grant.

SECTION 8. CHANGES IN COMPANY'S CAPITAL STRUCTURE

8.1 Rights of Company. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.2 Recapitalization, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefore in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he or she would have received as a result of the event requiring the adjustment had he or she exercised his or her option in full immediately prior to such event; (ii) the number and class of shares with respect to which options may be granted under the Plan; and (iii) the number and class of shares set forth in Sections 3.3 and 4.4 shall be adjusted by substituting for the total number of shares of Common Stock then reserved for issuance under the Plan that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

8.3 Merger without Change of Control. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

8.4 Sale or Merger with Change of Control. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

8.5 Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

8.6 Miscellaneous. Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9. GENERAL RESTRICTIONS

9.1 Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

9.2 Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the “Act”), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

9.3 Employment Obligation. The granting of any option shall not impose upon the Company any obligation to employ or continue to employ any optionee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him or her.

SECTION 10. WITHHOLDING TAXES

10.1 Rights of Company. The Company may require an employee exercising a Nonqualified Option, or disposing of shares of Common Stock acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (as defined in Section 421(b) of the Code), to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of such shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the employee upon such terms and conditions as the Company may prescribe. The Company may, in its discretion, hold the stock certificate to which such employee is otherwise entitled upon the exercise of an Option as security for the payment of any such withholding tax liability, until cash sufficient to pay that liability has been received or accumulated.

10.2 Payment in Shares. An employee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of a Nonqualified Option a number of shares with an aggregate fair market value (as defined in Section 6.3 hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such exercise, or (ii) transferring to the Company shares of Common Stock owned by the employee with an aggregate fair market value (as defined in Section 6.3 hereof determined as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any employee who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

(a)     the election to satisfy tax withholding obligations relating to an option exercise in the manner permitted by this Section 10.2 shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or (2) at least six (6) months prior to the date of exercise of the option;

(b)     such election shall be irrevocable;

(c)     such election shall be subject to the consent or approval of the Committee; and

(d)     the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an option which has been held by the employee for at least six (6) months from the date of grant of the option.

10.3 Notice of Disqualifying Disposition. Each holder of an Incentive Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Common Stock purchased upon exercise of the Incentive Option.

SECTION 11. AMENDMENT OR TERMINATION OF PLAN

11.1 Amendment. The Board may terminate the Plan and may amend the Plan at any time, and from time to time, subject to the limitation that, except as provided in Section hereof, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations, at an annual or special meeting held within 12 months before or after the date of adoption of such amendment, in any instance in which such amendment would: (i) increase the number of shares of Common Stock that may be issued under, or as to which Options may be granted pursuant to, the Plan; or (ii) change in substance the provisions of Section hereof relating to eligibility to participate in the Plan. In addition, the provisions of Section 4.4 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules hereunder. In addition, the provisions of Subsection 6.3(ii) may not be amended or repealed without the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at a duly convened meeting of the Company’s stockholders. Without limiting the generality of the foregoing, the Board is expressly authorized to amend the Plan, at any time and from time to time, to confirm it to the provisions of Rule 16b-3 under the Exchange Act, as that Rule may be amended from time to time.

Except as provided in Section hereof, the rights and obligations under any option granted before amendment of this Plan or any unexercised portion of such option shall not be adversely affected by amendment of this Plan or such option without the consent of the holder of such option.

11.2 Termination. This Plan shall terminate as of the tenth anniversary of its effective date. The Board may terminate this Plan at any earlier time for any or no reason. No Option may be granted after the Plan has been terminated. No Option granted while this Plan is in effect shall be altered or impaired by termination of this Plan, except upon the consent of the holder of such Option. The power of the Committee to construe and interpret this Plan and the Options granted prior to the termination of this Plan shall continue after such termination.

SECTION 12. NONEXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13. EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall become effective upon its adoption by the Board, provided, that the stockholders of the Company shall have approved this Plan within twelve months prior to or following the adoption of this Plan by the Board. Subject to the foregoing, options may be granted under the Plan at any time subsequent to its effective date; provided, however, that (a) no such option shall be exercised or exercisable unless the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of this Plan by the Board, and (b) all options issued prior to the date of such stockholders’ approval shall contain a reference to such condition. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of the Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to Section 11 hereof, whichever shall first occur.

SECTION 14. PROVISIONS OF GENERAL APPLICATION

14.1 Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, each of which shall remain in full force and effect.

14.2 Construction. The headings in this Plan are included for convenience only and shall not in any way effect the meaning or interpretation of this Plan. Any term defined in the singular shall include the plural, and vice versa. The words “herein,” “hereof” and “hereunder” refer to this Plan as a whole and not to any particular part of this Plan. The word “including” as used herein shall not be construed so as to exclude any other thing not referred to or described.

14.3 Further Assurances. The Company and any holder of an option shall from time to time execute and deliver any and all further instruments, documents and agreements and do such other and further acts and things as may be required or useful to carry out the intent and purpose of this Plan and such option and to assure to the Company and such option holder the benefits contemplated by this Plan; provided, however, that neither the Company nor any option holder shall in any event be required to take any action inconsistent with the provisions of this Plan.

14.4 Governing Law. This Plan and each Option shall be governed by the laws of the State of Delaware.

KVH(R)is a registered trademark of KVH Industries, Inc. KVHIN-PS-03